Transforming how the world connects Business Update – Second Quarter 2023 August 14, 2023 NASDAQ: ASTS

ast-science.com Forward Looking Statements The information in this presentation and the oral statements made in connection therewith includes “forward-looking statements” for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.’s, collectively with its subsidiaries (“SpaceMobile” or the “Company”), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors contained in AST SpaceMobile’s Annual Report on Form 10-K, filed with the SEC on March 31, 2023. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Building the first and only space-based cellular broadband network

Key highlights

History Made, Again

— Confirmed space-based 4G LTE cellular broadband capabilities with 10+ Mbps speeds

Continued Commercial and Regulatory Progress

— 40+ MOUs and agreements with MNOs globally that have ~2.4B subscribers[1]

Manufacturing Underway and Ramping for First Five BlueBird Commercial Satellites

Closed Non-Dilutive Debt Financings to Support Strategic Investment Process and Provide Additional Liquidity

Received Multiple Indications of Interest for Strategic Investment[2]:

— Indications include both equity-linked investments and non-dilutive commercial payments

— Intended to fund the manufacturing and launch of additional BlueBird satellites beyond our first five commercial satellites

1. Metric defined as number of subscribers represented by mobile network operators who have agreements and understandings with AST SpaceMobile as of 7/31/2023.
2. Indications of interests are non-binding and subject to negotiation of full terms, diligence, documentation and regulatory approval. There can be no assurance an indication of interest will result in any investments.

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History made, again: Confirming space-based 4G LTE cellular broadband capabilities to everyday smartphones

AT&T

“Successfully reaching double-digit download speeds during satellite-to-smartphone testing takes us one step closer to ensuring people across the United States will be able to stay connected no matter their location. This milestone wouldn’t be possible without the overall focus and determination of the teams working daily to achieve our shared space-based vision of connectivity.”

—Chris Sambar, Head of AT&T Network

vodafone

“Each mobile milestone in Vodafone’s history has moved us closer to connectivity for all. Achieving these mobile speeds, via satellite direct to standard 4G smartphones, shrinks the digital divide even further. Together with Vodacom and AST SpaceMobile, we look forward to bringing this capability to our customers in the hardest to reach areas of Africa and Europe.”

—Alberto Ripepi, Chief Network Officer

NOKIA

“This is an important milestone that will see real mobile broadband connectivity delivered directly to smartphones from space via AST SpaceMobile’s platform. As the RAN provider, we are proud to play a role in this important initiative that will provide crucial connectivity around the world.”

—Tommi Uitto, President of Mobile Networks


AST SpaceMobile
Download
10 Mbps
4G From Space
AST

Using AT&T cellular spectrum, we connected everyday smartphones to our BlueWalker 3 test satellite and recorded 4G LTE speeds of

10+ Mbps

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Progress on key commercialization milestones

Commercial Update

40+

MOUs and agreements signed with MNOs

~2.4bn

subscribers represented by MNOs with whom we have MOUs[1] and agreements

MOUs and agreements with:

vodafone, Rakuten, AT&T, Bell, africell, etisalat e&, Globe, indosat ooredoo, Liberty Latin America, LTC Mobile, maxis, Millicom The Digital Lifestyle, MTN, MUNI Fuente de Innovación, Nyasa, OPTUS, orange, salam, smartfren., Smart, smile, somtel, stc, telecom, Telefónica, Telkomsel, Telstra, TIM, uganda telecom, yes, zain

....among others

US Regulatory Update

- Filed an update to our SCS application with the FCC on July 17, 2023
- Filing amends our pending FCC request for commercial use of 700 MHz and 800 MHz frequencies, including updated and detailed technical testing and analysis
- Supplements the spectrum lease filed with the FCC by AT&T in May 2023, which governs the commercial use of AT&T's spectrum, by us, covering over 1,000 existing AT&T low-band spectrum licenses, subject to a final commercial agreement with AT&T
- We believe this filing completes the package required for the FCC to begin processing this request, in line with our plans for initial commercial service in the U.S. in 2024[2]


The FCC
@FCC

The FCC's #SpaceInnovation agenda includes:
✅ A new FCC Space Bureau
✅ Faster regulatory reviews
✅ Competition in satellite broadband services
✅ Modernized spectrum policy
✅ New rules for deorbiting satellites to address orbital debris risks

10:03 AM · 8/1/23 from Earth · 4,660 Views

1. Metric defined as number of subscribers represented by mobile network operators who have agreements and understandings with AST SpaceMobile as of 7/31/2023.
2. Represents limited, noncontinuous SpaceMobile Service in targeted geographical in targeted geographical areas, including the United States, and seek to generate revenue from such service. Prior to initiating such service, we will need to obtain regulatory approvals in each jurisdiction where we would provide such service and would need to enter into definitive agreements with MNOs relating to the offering of such service in each jurisdiction.

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Manufacturing of first five BlueBird commercial satellites ramping Completed construction of clean room manufacturing space All necessary equipment delivered and installed All critical lead time items ordered All manufacturing processes and lines completed and implemented Completed part-by-part traceability and quality system

Second quarter 2023 financial metrics Adj. Operating Expenses 1 Liquidity 3 $mm $mm Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense less non-cash operating expense such as depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended June 30, 2023 and March 31, 2023 was $14.1 million and $1.7 million, respectively. Stock-based compensation for the three months ended June 30, 2023 and March 31, 2023 consisted of $4.5 million and $1.4 million of engineering services expense and $1.1 million and $1.1 million of general and administrative costs, respectively. Amounts depicted in chart represent gross property and equipment costs. $12.1 million of gross property and equipment costs during the second quarter of 2023 disclosed herein excludes advance launch payments reclassified to property and equipment during the second quarter of 2023. Gross property and equipment as of June 30, 2023, March 31, 2023, and December 31, 2022 was $194.1 million, $167.3 million, and $153.0 million, respectively. Accumulated depreciation as of June 30, 2023, March 31, 2023, and December 31, 2022 was $22.5 million, $8.4 million, and $7.0 million, respectively. Cash Position as of June 30, 2023 and March 31, 2023 includes $0.7 million of restricted cash. Capital Expenditures 2 $mm ($5.5) +$0.3 +$3.3 ($1.9) ($2.3)

Significant progress on broadening access to fund our plan Interim Financings Designed to Support Raise with Strategic Partners Senior Secured Credit Facility up to $100.0M available1, $48.5M draw Equipment-Backed Loan $15.0M June 2023 Equity Offering $56.9M Q2 2023 ATM Proceeds $7.4M Total Added Cash and Availability: $179.3M Engaged financial advisors Targeting strategic players in the wireless ecosystem Received multiple indications of interest2 Negotiating term sheets and conducting due diligence Designed to raise capital and also build financial, commercial and strategic relationships Capital Raise with Strategic Partners Subject to satisfaction of certain conditions. Indications of interests are non-binding and subject to negotiation of full terms, diligence, documentation and regulatory approval. There can be no assurance an indication of interest will result in any investments.

Appendix

Reconciliation to non-GAAP measures – adj. operating expenses Adj. operating expenses – 3 months ended ($ in thousands)  June 30, ’23 Mar 31, ’23 June 30, ’22 Engineering services 22,813 16,483 11,999 General and administrative costs 10,221 9,857 13,075 Research and development costs 10,921 16,381 9,145 Depreciation and amortization 14,115 1,733 1,185 Total operating expenses 58,070 44,454 35,404 Less: Depreciation and amortization (14,115) (1,733) (1,185) Less: Stock-based Compensation Expense 1 (5,532) (2,474) (2,440) Total adj. operating expenses 38,423 40,247 31,779 Adj. operating expenses – 6 months ended ($ in thousands)  June 30, ’23 June 30, ’22 Engineering services 39,296 23,716 General and administrative costs 20,078 24,718 Research and development costs 27,302 17,426 Depreciation and amortization 15,848 2,285 Total operating expenses 102,524 68,145 Less: Depreciation and amortization (15,848) (2,285) Less: Stock-based Compensation Expense 2 (8,006) (4,695) Total adj. operating expenses 78,670 61,165 Stock-based compensation for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022 consisted of $4.5 million, $1.4 million, and $1.0 million of engineering services expense and $1.1 million, $1.1 million, and $1.5 million of general and administrative costs, respectively. Stock-based compensation for the six months ended June 30, 2023 and 2022 consisted of $5.9 million and $2.3 million of engineering services expense and $2.2 million and $2.4 million of general and administrative costs, respectively.